UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

____________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 25, 2006

____________

Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

____________
California (State or Other Jurisdiction of Incorporation)
333-64122 (Commission File Number)	22-3755993 (I.R.S. Employer Identification No.)
14550 Torrey Chase Boulevard, Suite 330 Houston, Texas (Address of Principal Executive Offices)	77014-1022 (Zip Code)

(281) 453-2888
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 250.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 250.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.01 Completion of Acquisition or Disposition of Assets
ITEM 2.03 Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 3.02 Unregistered Sale of Equity Securities

Transaction

On August 25, 2006 Blast Energy Services, Inc. (“Blast”) completed the acquisition of Eagle Domestic Drilling Operations, LLC, a Texas limited liability company (“Eagle”) under a Definitive Purchase Agreement (“the Agreement”) dated June 28th, 2006 as amended by the Extension Agreement dated August 3, 2006 and as further amended by the Amendment Agreement dated August 25, 2006 for $50 million in cash and 1.5 million shares of Blast common stock. Blast acquired Eagle, a privately held Texas-based drilling rig contractor from the members of the privately held company (“the Members”). The acquisition of Eagle is being financed with an investment through a securities purchase agreement made by Laurus Master Fund Ltd. (‘Laurus”) of $40.6 million and associated note and warrants, along with a private placement of common equity, and associated warrants, to the former Members of Eagle.

Eagle Drilling Business

Eagle is a Texas based drilling contractor, which currently operates three revenue producing drilling rigs, and has an additional two rigs under final construction that are scheduled for customer delivery in October, 2006. A sixth rig is under contract to be built for customer delivery in late 2006. Five of the six rigs are signed to two-year term drilling contracts with two major Texas based independent oil & gas companies. The first rig commenced operation in February, 2006 in Arkansas and, since that time, the two other operating rigs have commenced operation so that two are now drilling in Arkansas and one in Texas. These customers operate the rigs in the prolific Barnett Shale play in Texas and the emerging Fayetteville Shale play in Arkansas. These customer drilling contracts were assigned to Eagle as part of the acquisition. In addition to the drilling rig crews associated with the rigs being transferred to Blast, Richard D. Thornton, the VP of Operations for Eagle Domestic Drilling Operations LLC, will be joining the Blast senior management team in the same capacity. Mr. Thornton has entered into an Employment Agreement with Blast for a period of 12 months at a salary of $150,000 per year, with associated bonuses, benefits, and stock options. The Employment Agreement automatically renews each year.  Mr. Thornton a former membership interest holder in Eagle, became a major shareholder of Blast following the transaction.

As part of the Agreement, $1 million of the purchase price is being held back by Blast to be released based on funding needs associated with the completion of the fourth and fifth drilling rigs which are under final construction. These monies are expected to be fully released during the construction period and upon the delivery into service of the two rigs in October, 2006.

Blast has also entered into a consulting contract with Second Bridge LLC, (“Second Bridge”) a privately held Oklahoma limited liability company for the completion of Rig# 17, a sixth rig (“Rig# 17 Contract”). The Rig# 17 Contract calls for the utilization of existing parts purchased as part of the acquisition, the payment of an estimated $2.4 million to vendors for parts and labor, and the delivery of 900,000 shares of Blast common stock to Second Bridge. The rig is expected to be completed in late 2006. As part of the Rig# 17 Contract, Second Bridge agreed to grant Blast a right of first refusal on any drilling rigs built by Second Bridge for a period of two years. Blast has also entered into a consulting contract with Second Bridge for a period of three years at $150,000 per month to provide such services as are agreed to between the parties, including operational, construction, and business development advisory services. Second Bridge is a manager managed limited liability company affiliated with Rodney Thornton. Thornton Business Security Trust, is the holder of 12,622,500 shares of Blast.

Financing

As part of the financial consideration of the purchase, Blast entered into a Securities Purchase Agreement (“SPA”) dated August 25, 2006 with Laurus to finance $40.6 million of the total purchase price. Under the SPA Blast issued a Secured Term Note (“the Note”) dated August 25, 2006 in the original principal amount of $40.6 million with a final maturity in three years, with interest at prime plus 2.5%, with a minimum rate of 9%, payable quarterly. The principal is to be repaid commencing April 1st, 2007 at a rate of $800,000 per month for the first twelve months from that date, $900,000 per month for the subsequent twelve months and $1million per month until the Note matures. The remaining balance of the Note is to be paid at maturity with any associated interest. Blast may elect to repay the note at any time during the first twelve month at 110% of principal plus accrued interest, during the second twelve months at 105% of principal plus accrued interest and during the final twelve months at 100% of principal plus accrued interest. The SPA required the additional payment to Laurus of 3.5% of the total value of the total value of the investment of $40.6 million at closing. The SPA further required the issuance of Common Stock Purchase Warrants (“Warrants”) to purchase 6,090,000 shares of commons stock of Blast at an exercise price of $1.44 per share, and an additional 6,090,000 shares of common stock at an exercise price of $0.01 per share. The Warrants have a seven year term and require Blast to file a registration statement to register the underlying shares with 60 days after closing and to obtain effectiveness with the SEC within 180 days after closing. If the Company fails to timely file the registration statement or have the registration statement declared effective within 180 days from the date of the Warrants, it may incur liquidated damages at a monthly rate of 0.75% of the value of the investment per month with a cap of 7.5% of the amount of the debt. In addition, liquidated damages may also be incurred if shares underlying the Warrants become unregistered for specified times prior to maturity. Laurus has agreed not to sell any of the underlying shares of common stock for a period of 12 months and not to “short” the Company’s stock in the publicly traded markets. Blast and Eagle have pledged their assets to Laurus in consideration for the investment, including the assets acquired in conjunction with the purchase. In addition, under the SPA, Blast agreed to restrictions on any dividends or distributions on its capital stock, agreed to not issue any short-term preferred stock, and agreed to not incur any indebtedness outside of the indebtedness to Laurus, other than for certain amounts of trade debt and certain outstanding indebtedness. The Laurus financing was privately arranged through a broker whose fees are payable in cash in the amount of 2 % of the principal amount of the facility and warrants with a two year term to purchase 304,500 shares of common stock of Blast at $0.01 per share.

In connection with the financing of the transaction, the former Members of Eagle agreed to purchase 15 million shares of Blast’s common stock at a purchase price of $1.00 per share and receive warrants to purchase 5 million shares of Blast’s common stock at a price of $0.01 per share with a two year term. The warrant agreements requires Blast to register the underlying shares of common stock with no holding period required.

Item 9.01. Financial Statements and Exhibits.
The financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) are not currently available. Such financial information will be filed no later than November 4, 2006.

(c) Exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLAST ENERGY SERVICES, INC. (Registrant)
Dated: August 30, 2006	By:	/s/ David M. Adams
David M. Adams
Chief Operating Officer

Dated: August 30, 2006	By:	/s/ John O’Keefe
John O’Keefe
Chief Financial Officer

INDEX TO EXHIBIT
Exhibit No. __________	Description ___________
2.1
Definitive Purchase Agreement between Blast Energy Services, Inc. and Eagle Domestic Drilling Operations, LLC dated June 28, 2006, as amended by that certain Extension of the Definitive Purchase Agreement between Blast Energy Services, Inc. and Eagle Domestic Drilling Operations, LLC dated August 3, 2006, and further amended by the Amendment Agreement to the Definitive Purchase Agreement and the Extension of the Definitive Purchase Agreement between Blast Energy Services, Inc. and Eagle Domestic Drilling Operations, LLC dated August 25, 2006.

4.1	Secured Term Note in the original principal amount of $40.6 million by Blast Energy Services Inc. in favor of Laurus Master Fund, LTD. dated August 25, 2006.
4.2	Common Stock Purchase Warrant between Laurus Master Fund, LTD. And Blast Energy Services Inc. dated August 25, 2006 ($1.44 exercise price).
4.3	Common Stock Purchase Warrant between Laurus Master Fund, LTD. And Blast Energy Services Inc. dated August 25, 2006 ($0.01 exercise price).
4.4	Registration Rights Agreement dated August 25, 2006 by and between Blast Energy Services, Inc. and Laurus Master Fund LTD.
4.5	Form of Warrant Agreement dated August 25, 2006 between Blast Energy Services, Inc. and the investors named therein.
4.6	Form of Registration Rights Agreement dated August 25, 2006 between Blast Energy Services, Inc. and the investors named therein.

10.1	Consulting Services Agreement between Blast Energy Services, Inc. and Second Bridge, LLC dated August 25, 2006.
10.2	Rig #17 Consulting Agreement between Blast Energy Services, Inc. and Second Bridge, LLC dated August 25, 2006.
10.3	Employment Agreement between Richard D. Thornton, Jr. and Blast Energy Services Inc. dated August 25, 2006.
10.4	Securities Purchase Agreement between Laurus Master Fund, LTD. And Blast Energy Services Inc. dated August 25, 2006.
10.5	Master Security Agreement between Laurus Master Fund, LTD. And Blast Energy Services Inc. dated August 25, 2006.
10.6	Member Pledge Agreement between Laurus Master Fund, LTD. And Blast Energy Services Inc. dated August 25, 2006.
10.7	Intellectual Property Security Agreement dated August 25, 2006 by Blast Energy Services, Inc., Eagle Domestic Drilling Operations LLC in favor of Laurus Master Fund, LTD.
10.8	Subsidiary Guaranty dated August 25, 2006 by Eagle Domestic Drilling Operations LLC in favor of Laurus Master Fund, LTD.
10.9	Collateral Assignment dated August 25, 2006 by Blast Energy Services, Inc. to Laurus Master Fund, LTD.